UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2013

CRYOLIFE, INC.

(Exact name of registrant as specified in its charter)

Florida	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W., Kennesaw, Georgia 30144

(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (770) 419-3355

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On May 23, 2013, CryoLife, Inc. (the “Company” or “CryoLife”) and certain of its subsidiaries amended CryoLife’s Amended and Restated Credit Agreement, as amended by that certain First Amendment dated August 20, 2012 (the “Credit Agreement”), with General Electric Capital Corporation (“GE”), as lender, swingline lender, letter of credit issuer, and agent for all lenders. The amendment to the Credit Agreement increases the maximum aggregate amount of dividend payments that the Company may declare and make in a fiscal year, and not be in violation of the Credit Agreement, from $3,000,000 to $3,500,000. In addition, with respect to the fiscal year ended December 31, 2013 only, the amendment increases the maximum aggregate amount in capital expenditures that the Company and its subsidiaries may make or commit to make, and not be in violation of the Credit Agreement, from $3,500,000 to $5,000,000.

As of May 28, 2013, there were no amounts outstanding under the Credit Agreement. The other material terms of the Credit Agreement remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CryoLife, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOLIFE, INC.

Date: May 28, 2013	By:	/s/ D.A. Lee
	Name:	D. Ashley Lee
	Title:	Executive Vice President, Chief
Operating Officer and Chief
Financial Officer